                                                                    EXHIBIT 12.1


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                        FOR THE YEARS ENDED SEPTEMBER 30,
                                                             -----------------------------------------------------
                                                                         2001                       2000
                                                             --------------------------  -------------------------
                                                              INCLUDING     EXCLUDING      INCLUDING    EXCLUDING
                                                             INTEREST ON   INTEREST ON    INTEREST ON  INTEREST ON
                                                               DEPOSITS      DEPOSITS       DEPOSITS     DEPOSITS
                                                             ------------  ------------  ------------  -----------
                                                                           (Dollars in thousands)
Earnings (loss) from operations before income taxes .......  $   (522)      $   (522)      $  (4,238)    $ (4,238)

Portion of rents representative of the interest factor.....       439            439             352          352

Interest...................................................    17,247          5,618          13,094        5,426
                                                             ---------      ---------      ----------    ---------

Earnings as adjusted.......................................  $ 17,164       $  5,535       $   9,208     $  1,540
                                                             =========      =========      ==========    =========


Portion of rents representative of the interest factor.....  $    439       $    439       $     352     $    352

Interest...................................................    17,247          5,618          13,094        5,426
                                                             ---------      ---------      ----------    ---------

Fixed charges..............................................   $17,686         $6,057         $13,446       $5,778
                                                             =========      =========      ==========    =========

Ratio of earnings to fixed charges.........................   .970x           .914x           .685x        .267x
                                                             =========      =========      ==========    =========

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